UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 20, 2014
The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)
Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(601) 268-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2014, the Board of Directors (the “Board”) of The First Bancshares, Inc. (the “Company”) appointed Mr. A.L. Smith to the Board.  Mr. Smith was appointed on recommendation of the Nominating Committee, having previously served as a director of the Company from 1995 until 2008.  Mr. Smith was appointed to serve the remainder of the term vacated by former director Michael W. Chancellor who resigned effective December 1, 2013.  Therefore, Mr. Smith’s term of office will expire in 2015.  Compensatory arrangements for Mr. Smith will be consistent with the Company’s previously disclosed standard arrangements for non-employee directors.  Such arrangements are described in the Company’s proxy statement for its 2013 annual meeting of shareholders filed on May 2, 2013, which disclosure is incorporated herein by reference. Information relating to the new director required to be disclosed pursuant to Item 404(a) of Regulation S-K, if any, and as to service or expected service of a new director on committees of the Board, has not been determined or is unavailable at the time of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.
(Registrant)

Date:	February 26, 2014

/s/ M. Ray Cole, Jr.
Name: M. Ray Cole, Jr.
Title: President and CEO